UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 18, 2013 (July 15, 2013)
Date of Report (date of earliest event reported)
_______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Modifications to Certain Change of Control and Severance Benefit Agreements

On July 15, 2013, Transcept Pharmaceuticals, Inc. (the “Company”) agreed to amend its Change of Control and Severance Benefits Agreements with each of Glenn A. Oclassen, Thomas P. Soloway, and Nikhilesh N. Singh, Ph.D. (each, a “Severance Agreement”), to provide the following provisions:

•	Extension of the expiration date of the Severance Agreements from April 30, 2014 to April 30, 2017; and

•
In the event of the executive's termination without Cause or the executive's resignation for Good Reason within one year following a Change of Control (in each case, as defined in the applicable Severance Agreement), and subject to the executive signing and not revoking a release in favor of the Company within 30 days following the executive's termination date, the executive's options to purchase Company common stock that are vested and exercisable as of the executive's termination date (after giving effect to any acceleration) and which were specified by the Board of Directors (the “Board”) of the Company or its compensation committee as being eligible for extended exercisability, will remain exercisable until the earlier of (i) the 3rd anniversary of the executive's termination date or (ii) the original expiration date of the applicable option.

Additionally, on July 15, 2013, the Company agreed to amend its Change of Control and Severance Benefits Agreements with each of John A. Kollins and Leone D. Patterson (each, a “Severance Agreement”) as set forth below:

•
In the event of a Change of Control (as defined in the applicable Severance Agreement) that results in either a termination without Cause or the executive's resignation for Good Reason (in each case, as defined in the Severance Agreement) within one year following such Change of Control and subject to the executive signing and not revoking a release in favor of the Company within 30 days following the executive's termination date, in addition to existing benefits thereunder, the executive will be entitled to:

(a)	a lump sum payment equal to a factor of the executive's then-effective base salary (18 months for Mr. Kollins; 15 months for Ms. Patterson);

(b)	continuation of Company-sponsored employee benefits payable by the Company (18 months for Mr. Kollins; 15 months for Ms. Patterson); and

(c)
the extension of the exercise period for the executive's options to purchase Company common stock that are vested and exercisable as of the executive's termination date (after giving effect to any acceleration) and which were specified by the Board or its compensation committee as being eligible for extended exercisability until the earlier of (i) the 3rd anniversary of the executive's termination date or (ii) the original expiration date of the applicable option.

The extended exercisability provisions described above will apply to the options granted to each of Messrs. Oclassen, Soloway, Kollins, Ms. Patterson and Dr. Singh on July 15, 2013 set forth below.
The foregoing descriptions of the material terms of the amendments to the Change of Control and Severance Benefits Agreements with the Company's named executive officers are qualified in their entirety by the terms of such agreements to be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2013 and are incorporated by reference herein.
Stock Option Grants

On July 15, 2013, the Board, upon the recommendation of the Compensation Committee of the Board, approved the following stock option grants for the Company’s executive officers, each of which was specified as being eligible for the extended exercisability described above:

Executive Officer	2013 Stock Option Grant(1)
Glenn A. Oclassen President and Chief Executive Officer	225,000
Thomas P. Soloway Executive Vice President, Chief Operating Officer	115,000
Nikhilesh N. Singh Senior Vice President, Chief Scientific Officer	115,000
John A. Kollins Senior Vice President, Chief Business Officer	115,000
Leone D. Patterson Vice President, Chief Financial Officer	115,000
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(1)
The stock options were granted under the Company’s 2006 Incentive Award Plan at an exercise price of $2.93 per share (the closing price of the Company’s common stock on The NASDAQ Global Market on July 15, 2013) and vest monthly thereafter in equal increments over 48 months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: July 18, 2013	By:	/s/ Leone D. Patterson
Name: Leone D. Patterson
Title: Vice President, CFO